UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2010

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:   (401) 528-8634

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

The following information is being furnished under Item 2.02–Results of Operations and Financial Condition. This information, including the exhibit attached hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information under this Item 2.02 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, regardless of any general incorporation language in such filing.

On September 8, 2010, United Natural Foods, Inc., a Delaware corporation (the “Company”) issued a press release to report its financial results for the fourth quarter and fiscal year ended July 31, 2010. The press release is furnished as Exhibit 99.1 hereto.

The press release furnished herewith as Exhibit 99.1 presents the Company’s net sales for the fourth quarter of fiscal 2010 excluding sales generated by the Company’s Canadian subsidiary following the subsidiary’s acquisition on June 11, 2010 of the Canadian food distribution assets of the SunOpta Distribution Group business of SunOpta Inc. (the “SunOpta Assets”).  The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The Company believes that presenting its net sales for the fourth quarter of fiscal 2010 excluding the Company’s Canadian subsidiary’s sales following its acquisition of the SunOpta Assets facilitates making period-to-period comparisons and is a meaningful indication of its operating performance. The Company’s management utilizes this non-GAAP financial information to compare the Company’s operating performance during the 2010 fiscal year versus the comparable periods in the 2009 fiscal year and to internally prepared projections.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Base Salary Increases.  On September 2, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of the Company set the base salaries for the Company’s senior executive officers for the 2011 fiscal year.  The base salaries for each of the Company’s executive officers that (i) were identified as “named executive officers” in the Company’s proxy statement mailed to the Company’s shareholders in connection with the Company’s 2009 annual meeting of shareholders (the “2009 Proxy Statement”) that remain employed by the Company; or (ii) the Company currently expects will be identified as “named executive officers” in the Company’s proxy statement that will be mailed to the Company’s shareholders in connection with the Company’s 2010 annual meeting of shareholders (the “2010 Proxy Statement”) that are currently employed by the Company were increased to the following levels:

Named Executive Officer	Base Salary for 2011 Fiscal Year

Steven L. Spinner	$798,250
Mark E. Shamber	$360,500
Joseph J. Traficanti	$336,000
Kurt Luttecke	$303,850
John Stern	$297,052

Cash Incentive Payouts.  On September 2, 2010, the Committee approved payouts of cash incentive awards to the Company’s executive officers under the Company’s 2010 cash incentive program.  The payouts to each of the Company’s executive officers that (i) were identified as “named executive officers” in the 2009 Proxy Statement that remain employed by the Company; or (ii) that the Company currently expects will be identified as “named executive officers” in the Company’s 2010 Proxy Statement that are currently employed by the Company were as follows:

Named Executive Officer	Payout Amount

Steven L. Spinner	$456,320
Mark E. Shamber	$207,305
Kurt Luttecke	$194,700
Joseph J. Traficanti	$188,622
John Stern	$159,860

Payout of Performance Unit Award for Steven Spinner.  On September 2, 2010, the Committee determined that the Company’s earnings before interest and taxes and return on average total capital for the period from November 5, 2008 through July 31, 2010 (the “Performance Period”)  exceeded the performance targets previously established by the Committee with respect to the 50,000 performance units awarded to Steven L. Spinner on November 5, 2008, which award could be increased by up to 50,000 units in the event that the Company exceeded the established performance targets.  After reviewing the Company’s financial performance in comparison to the targets established for the performance units, the Committee approved the vesting of 50,175 of the performance units effective as of the last day of the Performance Period and the resulting issuance of 50,175 shares of the Company’s common stock to Mr. Spinner effective as of the last day of the Performance Period.

2011 Cash Incentive Program.  On September 2, 2010, the Committee approved a cash incentive program which is intended to provide a performance-based cash incentive opportunity to the Company’s senior officers, including, among other officers, the Company's chief executive officer, chief financial officer, general counsel, senior vice president of national operations, the senior vice president and chief human resources officer, and those other officers identified as “named executive officers” in the 2009 Proxy Statement that remain employed by the Company.  The performance awards are based on achievement of Committee-approved, one-year Company financial performance goals as well as other criteria specific to the individual for the 2011 fiscal year.  Actual awards can range from zero to 100% of a participant's base salary.  The Committee will administer and make all determinations under the cash incentive program.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release of United Natural Foods, Inc. dated September 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Mark E. Shamber
Name:	Mark E. Shamber
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

Date:  September 8, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of United Natural Foods, Inc. dated September 8, 2010.